EXHIBIT 10.18


                                  PRIVATE LABEL
                               PURCHASE AGREEMENT


         THIS AGREEMENT is entered into as of this 22nd day of September, 2003 by and between MedArt Corporation, having its principal place of business at 1479 Glencrest Drive, Suite A, San Elijo Hills, San Marcos, California 92078 ("Seller"), and Vascular Solutions, Inc., having its principal place of business at 6464 Sycamore Court, Minneapolis, Minnesota 55369 ("Buyer").

1. Product Description. This Agreement governs all of the terms and conditions concerning the sale by Seller to the Buyer of a certain specially designed product based on Seller's MedArt 426 30 watt solid state laser console as modified and manufactured in accordance with Buyer's specifications set forth on Schedule 1 hereto (the "Specifications") to be sold and marketed by Buyer without limitation as to territory under Buyer's trademarks and trade names solely for use in endovascular therapy of vascular conditions (the "Product").

2.       Product Specifications.

         (a) Original Specifications. The Product sold to Buyer hereunder shall meet the Specifications and shall be manufactured in accordance with all applicable Quality System Regulations ("QSR") of the U.S. Food & Drug Administration (the "FDA") for medical devices and Seller's quality system in accordance with EN46001 or EN13485. Seller also shall certify compliance of the Product with all applicable UL requirements at the time of sale of the Product to the Buyer.

         (b) Changes by Seller. If at any time during the term of this Agreement Seller finds it necessary or desirable to change the components or manufacturing procedures of the Product or effect any other change relating to the Product which would result in changes in the Specifications or could reasonably require notification or approval of the FDA or any other regulatory agency, Seller shall not effect any such change with respect to the Product until notifying and receiving prior written approval from Buyer for such change, which approval shall not be unreasonably delayed or withheld.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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         (c)      Changes by Buyer. If at any time during the term of this
                  Agreement Buyer finds it necessary or desirable to change the Specifications for the Product, Buyer shall promptly notify Seller in writing of the nature of such changes to the Specifications. Seller and Buyer shall promptly consult with each other regarding such proposed changes in the Specifications. If Seller agrees to modify the Specifications in accordance with Buyer's request, or otherwise as mutually agreed by Seller and Buyer, all future quantities of the Product shall be manufactured in accordance with the revised Specifications and in accordance with a timetable mutually agreed upon by Buyer and Seller. Buyer shall be responsible for all inventories of Products in Seller's possession, which are rendered obsolete as a result of Buyer's requested changes in the Specifications. If the change in the Specifications results in an increase or decrease in the cost to manufacture the Product, the price for the Product manufactured under the revised Specifications and purchased under this Agreement shall be increased or decreased accordingly.

3. Regulatory Submissions and Approvals. At Buyer's sole cost and expense, Seller shall perform all additional testing, qualifications and validations of the Product that are reasonably required for Buyer's submission of its 510(k) clearance to the FDA. All existing testing, qualifications and validations in Seller's possession and based on the MedArt 426 platform will be made available at no charge to Buyer. The written protocols and reports of such testing shall be completed by Seller, with prior review by Buyer, and Seller and Buyer shall use their best efforts to complete such work according to the timeline listed on Schedule 2. Seller shall, at Seller's expense maintain the approval to apply the CE mark to the Product. In the event that device modifications requested by Buyer result in approval expenses, the cost of such review and approval shall be the responsibility of the buyer. Other than as stated in the previous sentence, Buyer shall have responsibility for filing and obtaining all required consents, licenses, authorizations and approvals for the use and sale of the Product in such countries, including the United States, in which Buyer determines to sell the Product. All such consents, licenses, authorizations and approvals of the Product obtained by Buyer shall be held in the name of Buyer or its designee. Subject to the terms of
         Section 14 below governing confidentiality, Buyer shall have access to all test reports, manufacturing records and other documents of Seller that may be useful in obtaining or maintaining a registration for the Product in the United States and outside the United States and to facilitate the commercialization of the Product. Seller shall, at Buyer's sole cost and expense, provide continued regulatory assistance and support for the receipt and maintenance of the 510(k) clearance and CE mark as reasonably requested by Buyer. Buyer shall have the right to reference the source of its Product as supplied by Seller in its regulatory filings, product descriptions, sales literature and other descriptions of the Product.


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         The CE Product to be distributed by Buyer will have a top foil that is marked with the Product name and logo and have colors decided by the buyer. A company name will not appear on the front of the product. When the Product is distributed in Europe, a CE label shall be attached to the back of the Product as well as a label indicating the Product is manufactured by Seller and distributed by Buyer. It will be the responsibility of Buyer to attach such labels to each laser unit being sold in Europe. Product sold in the United States by Buyer under Buyer's 510(k) Clearance will not have a CE label. The name "ASAH Medico A/S will not be on the type label of any unit sold outside the CE geographic region.

         When Product is distributed in Europe, a dedicated CE-version of the user instruction manual shall be included with the product. This version will specify Seller as Manufacturer and specify Buyer as distributor. The Seller will provide Buyer with the CE version of the operator's manual. The CE version will be in British English. No corrections are permitted to the CE version without prior agreement by Seller.

4. Purchase Terms. During the Term of this Agreement, Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions herein stated, the Product. Buyer shall purchase and use the Product solely for endovascular treatment of vascular conditions and shall resell the Product only for endovascular treatment of vascular conditions. During the Term of this Agreement, Seller and its affiliates shall sell the Product manufactured in accordance with the Specifications exclusively to Buyer and shall not, directly or indirectly, sell the Product to any customer, partner, distributor or other person or entity. Conversely, Buyer shall purchase its requirements for the Product, for the Application, solely from the Seller and not from any other person or entity.

5. Private Label Requirements. All Products shall bear the logos, trademarks and trade dress of Buyer (collectively "Buyer's Marks"). Buyer shall provide Seller all specifications and materials necessary to affix Buyer's Marks to the Products or otherwise to manufacture the Products in accordance with Buyer's Marks.

6.       Purchase Prices.

         (a) Initial Prices. During the Term of this Agreement, Seller agrees to sell the Product to the Buyer at the prices set forth in Schedule 2. The period of time from the date of FDA approval of Buyer's 510(k) for the Product through one year from such date shall be referred to as the First Contract Year. The subsequent one-year period shall be referred to as the Second Contract Year, and the subsequent one-year period shall be referred to as the Third Contract Year, if this Agreement is still in effect at such times.

         (b) Price Changes. The prices set forth in Schedule 2 for Products ordered shall be increased or decreased for Product ordered in the Second Contract Year and the Third Contract Year by the amount that the actual costs of Seller's components for the Product increase or decrease over Seller's


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                  actual costs for such components purchased in the First
                  Contract Year, provided that the price may not increase by more than 20% over the Term of this Agreement, not to exceed the year 2005. Increased prices shall apply to all Products ordered after Seller provides Buyer with written notice of such price increase.

         (c) Invoices and Payment. Seller shall invoice Buyer on each shipment of the Product for the Products together with prepaid freight, insurance and other costs, and payment shall be made in U.S. dollars in all cases net 30 days from the date of shipment. If and for so long as any invoiced amounts are due but not paid, they shall accrue a service charge of 1% per month or the maximum rate allowed by law, whichever is lower, and Seller shall have the right, in its discretion, to require payment for additional shipments by cash in advance or by letter of credit.

         (d) Taxes. The prices set forth in Schedule 2 do not include, and Buyer shall be responsible for and pay, all taxes, including sales, use and value added taxes, duties, assessments and other governmental charges, however designated, imposed by any governmental authority (other than Seller's net income taxes) resulting from the sale of the Product to Buyer.

7.       Delivery, Shipping, Risk of Loss.

         (a) Delivery. All purchases of Products by Buyer hereunder shall be FOB the manufacturing facility in Hvidovre, Denmark of Seller's affiliate, Asah Medico A/S. All Products will be shipped directly to one of Buyer's facilities as specified by Buyer. Seller will use best efforts to deliver the Product in accordance with the delivery date specified in the accepted purchase order. If Seller fails to deliver the Product within 30 days of the delivery date specified in the accepted purchase order, Buyer may cancel without penalty all or any portion of the purchase order.

         (b) Shipping. All Products will be shipped by Seller freight prepaid and Buyer will reimburse Seller for the actual costs of such shipping. All shipments will be made through a common carrier specified by Buyer, or, if Buyer does not specify a carrier within fifteen (15) days before the scheduled shipment date, by a carrier selected by Seller. At Buyer's discretion, Seller will procure insurance on all shipments of Products against damage to or loss of the Product. Such insurance so provided by Seller will be billed to Buyer, and Buyer will reimburse Seller for the actual costs of such insurance. Unless otherwise specified by Buyer and agreed to by Seller, packaging of shipments shall be in accordance with Seller's customary practices. No partial shipments shall be made without Buyer's written consent.

         (c) Title and Risk of Loss. Seller shall retain title and bear the risk of loss until such time as the Product has been delivered to the carrier designated


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                  by Buyer or, if no such designation has occurred, Seller's regular carrier at the FOB point. Seller will have no further responsibility for the Products and all risk of damage to or loss or delay of the Products will pass to Buyer upon the delivery of the Products at the FOB point to the common carrier specified by Buyer or, if none is so specified, to the common carrier selected by Seller.

8.       Ordering Procedures.

         (a) Purchase Orders. Sales of the Product will be made pursuant to purchase orders issued by Buyer to Seller specifying (i) quantities, (ii) order value (based on Schedule 2 hereof),
                  (iii) requested delivery dates and (iv) shipping instructions and shipping address. All purchase orders are subject to standard acceptance and confirmation in writing by Seller. All purchase orders duly submitted in accordance with the terms of this Agreement will be accepted by Seller. No accepted purchase order may be modified or cancelled by Buyer without the written consent of Seller. Buyer shall be entitled to use its standard form of purchase order; provided, however, that such purchase order shall not impose any terms not contained in this Agreement or alter any of the terms contained in this Agreement. In the event of any conflict between the terms of any purchase order and the terms of this Agreement, the terms of this Agreement shall control. For the First Contract Year, Buyer shall issue a purchase order upon execution of this Agreement to purchase the following number of units of the Product according to the following schedule:

                  o        ** units to be delivered January 15, 2004

                  o        ** units to be delivered February 15, 2004

                  o        ** units to be delivered May 15, 2004

                  o        ** units to be delivered August 15, 2004

                  o        ** units to be delivered November 15, 2004;

                  provided, however, that if Buyer has not received its 510(k) clearance for the Product by January 1, 2004, the initial delivery of Products listed above will be delayed until receipt by Buyer of the 510(k) clearance, with each subsequent scheduled delivery in the First Contract Year delayed a corresponding period of time but provided further that, in the event Buyer has not received its 510(k) clearance by July 1, 2004, Seller shall have the option to terminate this Agreement and Buyer shall be obligated to pay to Seller, by way of liquidated damages and not as a penalty, $490,000.


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         (b)      Forecasts. Contemporaneously with the execution of this
                  Agreement, Buyer will submit to Seller a forecast of Buyer's intended purchases of the Product during each quarter of the First Contract Year. Buyer will provide Seller no later than thirty (30) days prior to each succeeding quarter of each Contract Year of this Agreement with an updated forecast of quarterly purchases for a new twelve (12) month period. Such rolling forecasts will be done in good faith for purposes of facilitating Seller's manufacturing lead times, but they shall not be considered binding purchase orders for purposes of this Agreement.

         (c) Amount and Delivery Dates. Buyer shall issue purchase orders at times within its discretion throughout the Contract Year (but not more frequently than twice a month) requesting delivery no sooner than 60 days from the date of the receipt of the purchase order by Seller. Each purchase order shall provide for a minimum of five (5) units of the Product, but Seller shall have no obligation hereunder to accept any purchase order which, when taken together with all other purchase orders for the relevant quarter, would exceed Buyer's forecast for such quarter by more than ten (10) units of the Product unless Seller expressly agrees to accept any such orders.

         (d)      Minimum Purchases. Buyer agrees to purchase a minimum of
                  (i) ** units of the Product in the First Contract Year and
                  (ii) a minimum of ** units of the Product in each of the Second and Third Contract Years, of which Buyer must purchase at least ** units of the Product during each quarter of each such Contract Year except in the quarter which corresponds most closely to the third fiscal quarter of the calendar year during which Buyer must purchase at least ** units of the Product. In the event that Buyer fails to meet the minimum purchase obligation for any Contract Year, Seller shall be entitled to terminate this Agreement pursuant to Section 13 of this Agreement unless Buyer cures such default prior to the end of the relevant quarter or Contract Year by placing a firm purchase order with Seller for the amount of the shortfall in purchased Products.

9.       Complaints and Quality Control.

         (a) Complaints. The Buyer will inform the Seller of any serious adverse events or quality complaints resulting from a defective Product within three (3) business days of being informed thereof and will, where appropriate, provide Seller with returned Product for evaluation. The Seller will perform an analysis of any quality complaint or returned Product promptly and will provide Buyer with a written report. Defective or broken Products will be initially returned to Buyer for analysis. Buyer may, at its discretion, forward any defective or broken Products to Seller for repair or analysis. Buyer will be responsible for all MDR reports of product in the United States; however, Seller will be responsible for all Vigilance reports within the EU. The cost of servicing or repair of any


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                  Products under warranty shall be borne by Seller in accordance with the terms of Section 11 below. The cost of servicing or repair of any Products that are damaged or defective for any other reason shall be paid by Buyer to Seller at Seller's then current standard rates for such repair service as invoiced by Seller to Buyer.

         (b) Quality Standards. Buyer shall have access for purposes of reviewing and auditing Seller's Quality Assurance Manual and all quality systems employed by Seller in connection with the manufacture and packaging of the Product. In addition, Seller shall provide the documentation necessary to allow Buyer to reference Seller's relevant regulatory file(s) in any submissions with the FDA and any international regulatory filings or approvals in connection with the approval of the Product. Seller shall cooperate with Buyer's reasonable requests for information in all FDA regulatory filings, audits and approvals and Seller shall cooperate with Buyer to address any GMP deficiencies noted during any FDA audit.

10. Inspection and Acceptance. Upon receipt by Buyer of a shipment of Products, Buyer will have ten (10) working days to inspect the Products for conformity with the Specifications and the agreed quality control procedures and tests listed on Schedule 1 hereto. Buyer will promptly report to Seller any damage, discrepancy or quality control failure in or to a shipment of Products discovered by Buyer during the above ten
         (10) working day acceptance period and furnish written evidence or other appropriate documentation to Seller. If the substantiating evidence delivered by Buyer demonstrates that such damage, Specification discrepancy or quality control problem existed at the time of delivery of the Products at the FOB point, Seller will promptly deliver additional or substitute Products to Buyer in accordance with the terms of this Agreement. For purposes of this Agreement, Buyer shall be deemed to have accepted all Products shipped which have not been affirmatively rejected by Buyer within the ten (10) working day acceptance period set forth above.

11.      Warranties and Service.

         (a) Warranties. Seller warrants that it has all rights to sell the Products and that the Products, when sold to Buyer, will be free and clear from all liens and encumbrances. Seller warrants that the Products will meet the Specifications and will be free from defects in material and workmanship at the time of shipment from Seller's manufacturing facility. Such warranty shall begin on the date of invoice of the Products by Buyer and shall continue for one (1) year and three (3) months thereafter. Seller further warrants that the manufacture of the product will be in conformity with QSR's of the FDA for medical devices and in compliance with ISO 9001 series guidelines, and that no Product delivered under this Agreement will be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act. No substitution of Product may be made by Seller without the express written consent of Buyer.


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                  Seller will, in its discretion, repair or replace or issue a full refund with respect to any Product failing to meet the above warranties; provided, that the defective Product is returned to Seller at Seller's expense within the warranty period. Seller will use commercially reasonable efforts to complete any repairs and ship the Product back to Buyer within eight (8) working days of Seller's receipt of the Product. Seller will have no obligation to make any repairs, replacements or refunds with respect to Products which are rendered defective in whole or in party by accidents, the fault or negligence of Buyer or its customers, as the result of excessive wear and tear, or the failure of Buyer or its customers to maintain or use the Products in accordance with Seller's applicable operating and/or maintenance manuals. No Product may be returned to Seller without a return authorization approved by Seller. All replaced Products or parts shall become the property of Seller and shall, at Seller's instructions, be returned to Seller at Seller's expense or destroyed.

         (b) LIMITATION OF WARRANTIES, REMEDIES AND LIABILITY. THE WARRANTIES SET FORTH IN THIS SECTION 11 ARE INTENDED SOLELY FOR THE BENEFIT OF BUYER. ALL CLAIMS HEREUNDER SHALL BE MADE BY BUYER AND MAY NOT BE MADE DIRECTLY ON SELLER BY BUYER'S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY SELLER, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF THE SELLER FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, REPAIR OR PERFORMANCE OF THE PRODUCTS. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR THE SELLER'S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND ITS PERFORMANCE UNDER THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTION 11(a) ABOVE. SELLER SHALL NOT BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM ITS BREACH OF SAID WARRANTY OR ITS PERFORMANCE OF THIS AGREEMENT.

         (c) Service. With the delivery of the Product in the first purchase order under this Agreement, Seller shall provide Buyer with two (2) loaner units of the Product. Thereafter, Seller shall provide Buyer with that number of loaner units of the Product which at any given time during the Term of this Agreement is equal to five percent (5%) of the number of Products purchased, and no past due invoices by Buyer which are still under warranty to meet the reasonable requirements of Buyer to provide such


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                  units to its customers while units under warranty are repaired or replaced as provided above. The loaner pool will be adjusted (up or down) every six months to reflect the proper number available to support the installed base. The loaner pool can never exceed five percent (5%) of the delivered units. If a situation occurs that demand a higher number, a solution will be found between the Seller and Buyer, in order to service the customer base as intended. Such loaner units will at all times remain the property of Seller, and shall be returned to Asah Medico's manufacturing facility in Hvidovre, Denmark, freight and insurance prepaid, once each twelve (12) months for maintenance. Seller shall continue to provide service for a minimum of seven (7) years from the date of this Agreement on the Products at Seller's customary rates for service. Seller also shall provide an extended service warranty option beyond the one (1) year warranty period at Seller's then current service charges.

12.      Indemnification.

         (a) Buyer's Indemnification. Buyer will assume full responsibility with respect to the use of the Product, and it is mutually agreed that Seller assumes no liabilities of any kind with respect to the use by Buyer or any third party of the Product. Buyer agrees to indemnify and hold harmless Seller, its successors, assigns, directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of (i) the special design features of the Product requested by Buyer and incorporated in the Specifications, (ii) the marketing, sale or use of any Product by Buyer or its customers, (iii) any modification or alteration of the Products by Buyer or its customers or agents without Seller's prior consent, or (iv) any acts of negligence or misrepresentation by Buyer or its employees or agents, unless such loss, damage or expense is the direct result of the Product failing to meet the Specifications set forth herein at the time of shipment from Seller's facility.

         (b) Seller's Indemnification. Seller agrees, at its own expense, to defend, indemnify and hold harmless Buyer, its successors, assigns, directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of the failure of the Product to meet the Specifications at the time of shipment to the Buyer.

         (c) Indemnification Procedures. In the event that any demand or claim is made or suit is commenced against an indemnified party, the indemnified party shall give prompt written notice to the indemnifying party and the indemnifying party shall have the right to compromise such claim to the extent of its own interest and shall undertake the defense of any such suit. An indemnified party may engage its own counsel, at its own expense, to monitor the defense of any such matter.


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13.      Term and Termination.

         (a) Term. This Agreement shall commence on the date hereof and shall terminate on the conclusion of the Third Contract Year hereunder, unless sooner terminated in accordance with the terms hereof or extended by the mutual agreement of the parties (the "Term").

         (b) Termination. Either party may terminate this Agreement immediately and cancel any purchase orders hereunder if the other party (i) assigns this Agreement or any of its rights hereunder in violation of the terms of this Agreement and without the prior written consent of the other party, (ii) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, (iii) is adjudged a bankrupt, (iv) breaches any material term of this Agreement and such breach has not been remedied within thirty (30) days after written notice thereof has been given to the breaching party, or (v) the other party's performance of this Agreement has been prevented by an event of Force Majeure for at least six (6) consecutive months pursuant to
                  Section 15(c) below. In addition, Seller may terminate this Agreement immediately if the Buyer fails to purchase the minimum quantities of Products pursuant to Section 8(d) hereof in each relevant quarter or Contract Year unless Buyer cures such default by issuing a firm purchase order to Seller for the shortfall in purchased Products. Any such termination shall not release Seller or Buyer from their obligations arising under this Agreement prior to the effective date of termination.

14.      Confidentiality.

         (a) Definition. In the course performing under this Agreement, each party may obtain information from the other party that is of a proprietary or confidential nature ("CONFIDENTIAL Information"). Confidential Information may include, but is not limited to, trade secrets, manufacturing specifications, technical data and know-how, instructional and operating manuals, financial information, marketing and sales data and plans, and other information or documents. Confidential Information must either be in writing and clearly marked as confidential or, if disclosed orally or in intangible form, received under circumstances which can be reasonably understood to impose an obligation of confidentiality on the receiving party.

         (b) Disclosures of Confidential Information. Neither party shall at any time, either during or after the Term of this Agreement, use for its own purposes or publish, disclose, or otherwise divulge any of the other party's Confidential Information to any person without the prior written consent of the other party. Each party shall protect the Confidential Information of the other party through means at least as stringent as those used to protect that party's own Confidential Information. Neither party shall use the


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                  other party's Confidential Information except in the course of performing its obligations under this Agreement. Upon termination of this Agreement for any reason, each party shall immediately return to the other party all of the other party's Confidential Information in its possession, custody, or control.

         (c) Limitations on Scope of Confidential Information. The term Confidential Information shall not apply or shall cease to apply to information which (i) can be demonstrated by reasonable documentary proof to be already known to the other party, (ii) is or becomes publicly known through no wrongful act of the receiving party, (iii) can be demonstrated by reasonable documentary proof to have been independently developed by the receiving party without benefit of the disclosing party's Confidential Information, or (iv) is received from a third party without similar restriction and without breach of this Agreement.

         (d) Injunctive Relief. The parties acknowledge and agree that any breach of this Section 14 may cause irreparable harm to the non-breaching party, and therefore such party shall be entitled to injunctive relief in addition to all other legal remedies.

         (e) Prior Agreement. Upon execution of this Agreement, the Confidentiality Letter Agreement executed by the parties as of June 21, 2003 shall terminate and be superseded by the provisions of this Section 14.

15.      Force Majeure.

         (a) Definition. "FORCE MAJEURE" means any event or condition, not existing or known on the date hereof, not reasonably foreseeable as of such date, and not reasonably within the control of either party, that prevents in whole or in material part the performance by one of the parties of its obligations under this Agreement or that renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable.

         (b) Notice. Upon giving written notice to the other party, the party whose performance is affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, EXCEPT for the obligation to pay any amounts due and owing, but only to the extent and only for the period that such performance is so affected by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure and its cause of possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

         (c) Termination. Should the period of Force Majeure continue for more than six (6) consecutive months, either party may terminate this Agreement


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  Seller _______
                  without liability to the other party, except for payments due, upon giving written notice to the other party.

16.      Dispute Resolution.

         (a) Negotiation. The parties agree to consult and negotiate in good faith to try to resolve any dispute, controversy or claim that arises out of or relates to this Agreement. The parties agree that, except as provided in Section 16(b) below, neither party will initiate formal dispute resolution under this Agreement unless and until such party has provided written notice of the potential claim to the other party and the representatives of the parties shall have attempted to achieve an amicable resolution of the claim; provided, however, that in no event shall a party be required to delay initiation of formal dispute resolution hereunder for more than a period of thirty (30) days following such notice.

         (b) Reservation for Litigation. Notwithstanding Section 16(a) above and Section 16(c) below, each party expressly reserves the right to seek emergency injunctive relief from a court of competent jurisdiction if in such party's discretion the circumstances warrant such relief. In addition, nothing in this Section 16(b) shall preclude a party from seeking such interim relief with respect to any disputes or claims arising under this Agreement as may be available under the arbitration rules as provided in Section 16(c) below. However, immediately following the issuance of such injunctive relief, each party shall consent to the stay of any judicial proceedings pending arbitration of all underlying claims between the parties in accordance with this Section 16.

         (c)      Arbitration. Subject to the rights of the parties under
                  Section 16(b) above, all disputes, claims or controversies arising out of or in connection with this Agreement shall be finally settled in accordance with the International Arbitration Rules (the "Rules") of the International Centre for Dispute Resolution of the American Arbitration Association ("AAA"), as modified by Section 16(d) below. Such arbitration shall be conducted before an arbitral tribunal consisting of three (3) members appointed in accordance with the Rules. The award of the tribunal shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The place of arbitration shall be New York, New York, USA. At least one arbitrator shall have knowledge of or experience in the medical device industry.

         (d) Special Rules. Notwithstanding any provision to the contrary in the Rules, the parties hereby stipulate that any arbitration hereunder shall be subject to the following special rules.

                  (i) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and


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


                           limited pre-hearing discovery, including (1) exchange of witness lists, (2) depositions under oath of named witnesses, (3) written interrogatories, and (4) document requests;

                  (ii) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be presented by the parties and shall promptly render a written opinion and award;

                  (iii) The arbitrators may not award or assess punitive damages against either party; and

                  (iv) All reasonable attorney's fees and costs incurred by the prevailing party in any arbitration pursuant to this Agreement, and the cost of such arbitration, shall be paid by the losing party to the arbitration within five (5) days after receipt of written demand therefore from the prevailing party following the rendition of the written decision of the arbitral tribunal.

         (e) Survival. The duty of the parties to arbitrate any dispute, controversy or claim under this Section 17 shall survive the termination of this Agreements for any reason.

17. Entire Agreement; Amendment. This Agreement sets forth the entire and only agreement between Buyer and Seller concerning the subject matter hereof. No provision of this Agreement can be modified or amended except by an explicit written amendment signed by both Buyer and Seller.

18. Assignment. Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party. Notwithstanding the foregoing, either party may freely assign this Agreement (i) to any company controlling, controlled by or under common control with that party; provided, that such assignment shall not relieve the assigning party of any of its obligations and liabilities under this Agreement, or (ii) to any party succeeding to the entire business of the party to which this Agreement relates. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns to which such consent, if necessary, is given.

19.      General.

         (a) Waivers. No waiver of any right or remedy hereunder will be effective unless based upon a writing signed by the party against whom it is sought to be enforced.

         (b) Notices. All notices required or permitted under this Agreement must be made in writing and delivered in person, by certified or registered mail, postage prepaid, or by a recognized international courier for second day delivery, addressed to the attention of the Chief Executive Officer of the


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


                  Buyer or the Chief Executive Officer of the Seller at the respective addresses of the parties first written above, or such other address as may be given by one party to the other by like notice.

         (c) Relationship. The parties are independent contractors and shall not be deemed to have formed any partnership, joint venture or other relationship. Neither party shall make, or represent to any other person that it has the power or authority to make, any financial or other commitment on behalf of the other party.

         (d) Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

         (e) Governing Law. This Agreement has been entered into under the laws of the State of New York, USA, without regard to its principles of conflicts of law, and will be governed by and construed in accordance with those laws as they apply to contracts entered into and carried out solely within the State of New York.

         (f) Cumulative Remedies. Subject to the terms of this Agreement, all rights accorded either of the parties hereunder shall be cumulative with all other rights so granted as well as any rights and remedies either of them may have at law or in equity.

         (g) Headings. The Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement the day and year first written above.


MEDART CORPORATION                           VASCULAR SOLUTIONS, INC.

By:  /s/ Jan Enemaerke                       By:  /s/ Howard Root
     -----------------------------------          ------------------------------

Its: President & Chief Operating Officer     Its: Chief Executive Officer
     -----------------------------------          ------------------------------


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  Buyer ________
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

              SCHEDULE 1 - SPECIFICATIONS AND ACCEPTANCE STANDARDS

------------------------------------------------- --------------------------------------------------------------------
Laser Wavelength                                  810 nm +/- 10 nm
------------------------------------------------- --------------------------------------------------------------------
Output Power                                      30 W max
------------------------------------------------- --------------------------------------------------------------------
Power Range                                       1-30 W
------------------------------------------------- --------------------------------------------------------------------
Power Increments                                  1W
------------------------------------------------- --------------------------------------------------------------------
Operating Modes                                   Continuous, Pulsed
------------------------------------------------- --------------------------------------------------------------------
Pulse Duration ON/OFF:                            Pulse mode:  10 - 1,000 milliseconds (msec)
------------------------------------------------- --------------------------------------------------------------------
                                                  CW:  No "time out" on continuous
------------------------------------------------- --------------------------------------------------------------------
Display Readout:                                  "Real Time" read out of both Time (Seconds) and Energy (Joules) on screen while firing the laser.
------------------------------------------------- --------------------------------------------------------------------
Aiming Beam                                       Attenuable Red-5 mw max (at
                                                  source) 635 +/- 4nm.
                                                  Aiming beam will be on all the
                                                  time (both in Stand-By and
                                                  Ready modes).
------------------------------------------------- --------------------------------------------------------------------
Output                                            SMA-905 Type connector,
                                                  accepts:200 micron fibers up
                                                  to 5 W400, 600, and 1000
                                                  micron fibers up to 15 W. All
                                                  fibers to be .37 NA,
                                                  silica/silica multimode.
------------------------------------------------- --------------------------------------------------------------------
Size                                              20" x 12" x 6" overall dimensions (51cm x 30cm x 15cm)
------------------------------------------------- --------------------------------------------------------------------
Weight                                            28 lbs. or 13 kilos
------------------------------------------------- --------------------------------------------------------------------
Cooling                                           Air cooled
------------------------------------------------- --------------------------------------------------------------------
Power requirements                                110/220v suitable for U.S. and international AC input, as
                                                  specified in purchase order.  Power cord to be included for country of use, as specified in purchase order
------------------------------------------------- --------------------------------------------------------------------
Laser Casing                                      Artwork to be applied by Seller at Buyer's specifications
------------------------------------------------- --------------------------------------------------------------------
Labeling                                          All labeling to be written under Buyer's name and artwork, to be supplied by Buyer
------------------------------------------------- --------------------------------------------------------------------
Accessories                                       QSC -SMA converter, Foot pedal, operating manual
------------------------------------------------- --------------------------------------------------------------------
Packaging                                         Packaged in a shipping case including the foot pedal, power cord and operating manual
------------------------------------------------- --------------------------------------------------------------------

                                           Inspection and Acceptance

------------------------------------------------- --------------------------------------------------------------------
Performance Feature:                              Acceptance Standards:
------------------------------------------------- --------------------------------------------------------------------
Run start-up and complete calibration             No failure and calibrated power transmission at +/- 20% of output power at fiber output
------------------------------------------------- --------------------------------------------------------------------
Physical defects and damage                       No visible damage to the outer shell, screen or working components
------------------------------------------------- --------------------------------------------------------------------

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


                        SCHEDULE 2 - SCHEDULE AND PRICING

         Seller and Buyer shall use their best efforts to meet the following schedule for documentation, testing, report generation and regulatory filings and approvals for the Product:

         Seller delivers to Buyer all existing documentation for the 510(k) submission:

         -        510(k) for the 426 platform by September 24, 2003
         -        Operating manual by September 24, 2003
         -        Service manual by September 24, 2003
         -        IEC 60601 Series testing by September 24, 2003
         -        Software validation protocol by September 24, 2003
         -        Software modifications to be incorporated by September 24,
                  2003
         -        Statement of impact on software validation by September 24,
                  2003
         -        Standards compliance statement by September 24, 2003.

         Buyer provides Seller with all changes to the Specifications, labeling and artwork by September 24, 2003

         Seller completes all software validations by January 1, 2004

         Seller obtains CE mark authorization for the Products by November 15, 2003

         Buyer files 510(k) submission by October 1, 2003


         The price for the Product during each of the three Contract Years shall be as follows, with quantities being cumulative over the three Contract Year period

                                     CONSOLE
               ------------------------- -------------------------
                        QUANTITY                  PRICE
                    First ** units                  **
                    Next ** units                    *
                    Next ** units                    *
                    Next ** units                    *
                      Thereafter                     *
               ------------------------- -------------------------


         * Prices for all units in excess of ** units shall not exceed the price for the first ** units except as provided in Section 6(b) and may be reduced based on Seller's budgetary forecast of the cost of materials and labor at the relevant time.


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  Buyer ________
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